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                                                               Exhibit 2.7





                            INTERCREDITOR AGREEMENT

                 THIS INTERCREDITOR AGREEMENT dated as of December 30, 1993 is made by and among (i) the banks and other financial institutions (the "Canadian Lenders") which are or may from time to time become parties to the Canadian Credit Agreement (as hereinafter defined), by Chemical Bank of Canada, as their administrative agent (the "Canadian Agent"); (ii) the banks and other financial institutions (the "U.S. Lenders") which are or may from time to time become parties to the U.S. Credit Agreement (as hereinafter defined), by Texas Commerce Bank National Association, as their agent (the "U.S. Agent"); (iii) Seagull Energy Canada Ltd., as borrower under the Canadian Credit Agreement (the "Canadian Borrower"); and (iv) Seagull Energy Corporation, as borrower under the U.S. Credit Agreement (the "U.S. Borrower") and guarantor of the obligations of the Canadian Borrower (in such capacity, the "Guarantor").

RECITALS:

         The Canadian Lenders and the U.S. Lenders have agreed that they shall rank pari passu with one another in respect of certain payments or recoveries and that certain matters related to the administration of the Canadian Credit Agreement or the U.S. Credit Agreement (together, the "Credit Agreements") shall be made on the basis of their Combined Commitments (hereinafter defined).

         In order to achieve the pari passu sharing described above, it may be necessary for the Canadian Lenders or the U.S. Lenders to purchase from each other participations in the Loans and Letter of Credit Obligations issued pursuant to the other Credit Agreement.

THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1:       DEFINITIONS AND INTERPRETATION

1.1      CERTAIN DEFINITIONS

         When used herein, terms and expressions defined in the U.S. Credit Agreement shall have those meanings unless they are also defined in a different manner in the Canadian Credit Agreement (other than any difference arising solely from conforming changes, such as the substitution of "Parent" for "Company"), in which case the respective definitions set forth in the respective Credit Agreements shall apply as required by the context; terms and expressions defined in the Canadian Credit Agreement which are not defined in the U.S. Credit Agreement shall have those meanings; and the following additional terms and expressions shall have the meanings respectively set forth below (such definitions to be equally applicable in the singular and plural):

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         "ACCELERATION" means either (i) the maturity of the Loans under a
Credit Agreement by reason of its stated maturity date or (ii) the acceleration (after the occurrence of Event of Default) of the due date for payment of the principal amount then outstanding of and accrued interest on the Loans under a Credit Agreement automatically or by reason of a declaration or demand;

         "ADMINISTRATIVE AGENT" means, in respect of the Canadian Credit Agreement, Chemical and, in respect of the U.S. Credit Agreement, TCB;

         "AGREEMENT" means this Intercreditor Agreement, as the same may be amended, modified, restated or supplemented from time to time;

         "BORROWER" means the Canadian Borrower or the U.S. Borrower;

         "CANADIAN CREDIT AGREEMENT" means the credit agreement dated as of December 30, 1993 by and among the Canadian Borrower, the Banks signatory thereto, Chemical as arranger and administrative agent, The Bank of Nova Scotia as paying agent and co-agent and Canadian Imperial Bank of Commerce as co-agent;

         "CANADIAN CREDIT OUTSTANDINGS" of a Canadian Lender as at any date of determination thereof means the Equivalent U.S. Dollar Amount of the aggregate principal amount of Loans outstanding from such Lender under the Canadian Credit Agreement plus the Equivalent U.S. Dollar Amount of such Lender's Commitment Percentage (under the Canadian Credit Agreement) of the amount available for drawing under Letters of Credit issued thereunder plus the Equivalent U.S. Dollar Amount of such Lender's Commitment Percentage (under the Canadian Credit Agreement) of any other liabilities, obligations or indebtedness of the applicable Borrower or any other Relevant Party under the Loan Documents (as defined in the Canadian Credit Agreement);

         "CHEMICAL" means Chemical Bank of Canada, a Schedule II bank under the Bank Act (Canada), with an office in Toronto, Ontario;

         "COLLATERAL" means any and all property, security or other interests, present or future, tangible or intangible, now or hereafter securing the obligations of the Borrower under the Credit Agreement to which it is a party;

         "COMBINED COMMITMENTS" means, at any time, the aggregate of the Commitments of the Canadian Lenders and the U.S. Lenders under both Credit Agreements at such time;

         "COMBINED MAJORITY LENDERS" at any time means Lenders having greater than 66-2/3% of the aggregate amount of the Combined Commitments at such time;

         "COMBINED OUTSTANDINGS" means the aggregate of all Canadian Credit Outstandings and





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all U.S. Credit Outstandings;

         "COMBINED REQUESTING LENDERS" at any time means Lenders having greater than 50% of the aggregate amount of the Combined Commitments at such time;

         "COMBINED SUPER MAJORITY LENDERS" at any time means Lenders having 75% or greater of the aggregate amount of the Combined Commitments at such time;

         "CREDIT AGREEMENTS" means the Canadian Credit Agreement and the U.S. Credit Agreement;

         "DEFAULT" means any event or circumstance which, after notice or lapse of time or a relevant determination being made (or any combination thereof), would constitute an Event of Default under a Credit Agreement;

         "ENFORCING LENDER" has the meaning ascribed thereto in Section 2.7;

         "EVENT OF DEFAULT" means an Event of Default under (and as defined in) either Credit Agreement;

         "GOVERNMENTAL AUTHORITY" as to Canadian Lenders shall have the meaning ascribed thereto in the Canadian Credit Agreement and to U.S. Lenders shall have the meaning ascribed thereto in the U.S. Credit Agreement;

         "LENDERS" means the Canadian Lenders and the U.S. Lenders;

         "OPERATIVE SHARING PERCENTAGES" means the Sharing Percentages of the U.S. Lenders and the Canadian Lenders determined as of the applicable Reference Date. The Operative Sharing Percentages of the Lenders shall be recalculated as of each January 1, April 1, June 1 and September 1 using the Combined Outstandings as of the applicable Reference Date but using the then current Equivalent U.S. Dollar Amount with respect to any of such Combined Outstandings denominated in Canadian Dollars;

         "POST DEFAULT PROPORTION" means, at any time:

         a.      for the U.S. Lenders, a percentage determined by dividing:

                 i. the aggregate of the U.S. Credit Outstandings at such time plus any amounts paid by the applicable Lender pursuant toSection 3.3.c. and plus any amounts distributed by the applicable Lender to the Canadian Lenders as holders of participation interests in the U.S. Credit Outstandings to such time and less any amounts received by the applicable Lender pursuant to
                          Section 3.3.c. and less any amounts received by the applicable





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                          Lender from the Canadian Lenders by virtue of the
                          applicable U.S. Lender's holding risk sharing interests in the Canadian Credit Outstandings to such time, by

                 ii.      the Combined Outstandings at such time;

         b.      for the Canadian Lenders, a percentage obtained by dividing:

                 i. the aggregate of the Canadian Credit Outstandings at such time plus any amounts paid by the applicable Lender pursuant toSection 3.3.c. and plus any amounts distributed by the applicable Lender to the U.S. Lenders as holders of risk sharing interests in the Canadian Credit Outstandings to such time andless any amounts received by the applicable Lender pursuant to
                          Section 3.3.c. and less any amounts received by the applicable Lender from the U.S. Lenders by virtue of the applicable Canadian Lender's holding participation interests in the U.S. Credit Outstandings to such time, by

                 ii.      the Combined Outstandings at such time;

         "REALLOCABLE PAYMENT" means any amount received by a Lender, after the applicable Reference Date, in respect of a Credit Agreement by virtue of any payment or prepayment (other than amounts received as Cover or otherwise in the nature of collateral under either of the Credit Agreement) made by or for the account of a Borrower (including for greater certainty any payment made under a Guaranty of such Borrower's obligations and all amounts realized from the exercise of any foreclosure or similar rights in respect of any collateral, together with all proceeds of insurance in respect of the Collateral which are received by a Lender and which such Lender applies to reduce any Combined Outstandings) or by virtue of an exercise of any right of set-off, combination, zero-balancing or similar mechanisms;

         "REFERENCE DATE" means the first to occur of (i) the date on which any Acceleration has occurred or (ii) the date on which any Event of Default arising under Section 11.1(a) of either of the Credit Agreements has occurred.

         "SHARING PERCENTAGE" means, at any time:

         a. for the U.S. Lenders, the percentage determined by dividing the U.S. Credit Outstandings by the Combined Outstandings at such time; and

         b. for the Canadian Lenders, the percentage determined by dividing the Canadian Outstandings by the Combined Outstandings at such time;

         "TCB" means Texas Commerce Bank National Association, a national banking





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association;

         "U.S. CREDIT AGREEMENT" means the amended and restated credit agreement dated as of June 25, 1993 by and among the U.S. Borrower, the Banks signatory thereto and TCB as agent, as amended by amending agreement dated December 30, 1993; and

         "U.S. CREDIT OUTSTANDINGS" of a U.S. Lender as at any date of determination thereof means the aggregate principal amount of Loans outstanding from such Lender under the U.S. Credit Agreement plus such Lender's Commitment Percentage (as defined under the U.S. Credit Agreement) of amounts available for drawing pursuant to Letters of Credit issued thereunder plus such Lender's Commitment Percentage (under the U.S. Credit Agreement) of any other liabilities, obligations or indebtedness of the applicable Borrower or any other Relevant Party under the Loan Documents (as defined in the U.S. Credit Agreement).

1.2      HEADINGS AND AGREEMENT REFERENCES

         a. The division of this Agreement into Sections, the inclusion of a table of contents and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         b. The term "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to "Sections" are to Sections of this Agreement.

SECTION 2:       CO-OPERATIVE ADMINISTRATION

2.1      COMBINED VOTING

         Notwithstanding anything to the contrary provided in the Canadian Credit Agreement or the U.S. Credit Agreement:

         a. no decision, determination, instruction, action, consent, waiver or amendment under Sections 2.9 or 3.2(b) of the U.S. Credit Agreement, with respect to the Borrowing Base or any component of the Borrowing Base or under Sections 9, 10 or 11 of the Canadian Credit Agreement or the U.S. Credit Agreement which, by the terms of the applicable Credit Agreement, requires approval, agreement or consent by or from the "Majority Banks" (as such expression is used in the respective Credit Agreement), and no amendment of such requirement for such approval, agreement or consent by or from such "Majority Banks", shall be made, taken, implemented, given or effective unless the same shall have been approved, agreed or consented to by the Combined Majority Lenders;





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         b.      no decision, determination, instruction, action, consent,
                 waiver or amendment under the U.S. Credit Agreement which, by the terms of such Credit Agreement, requires approval, agreement or consent by or from the "Requesting Banks" (as such expression is used in the U.S. Credit Agreement) shall be made, taken, implemented, given or effective unless the same shall have been approved, agreed or consented to by the Combined Requesting Lenders;

         c. no decision, determination, instruction, action, consent, waiver or amendment under the U.S. Credit Agreement which, by the terms of such Credit Agreement, requires approval, agreement or consent by or from the "Super Majority Banks" (as such expression is used in the U.S. Credit Agreement) shall be made, taken, implemented, given or effective unless the same shall have been approved, agreed or consented to by the Combined Super Majority Lenders.

2.2      GOOD FAITH DETERMINATIONS

         Each Lender shall, in giving consideration to any request for any approval, agreement or consent under a Credit Agreement referred to in Section
2.1 above, act in good faith with a view to the effect of this Agreement; provided, however that such obligation is intended to run to the benefit of the respective Lenders and not, except to the extent such obligation is imposed by applicable laws, to the benefit of any Borrower or any Relevant Party under either Credit Agreement.

2.3      NOTICES AND COMMUNICATIONS (GENERAL)

         The Administrative Agents shall without request, to the extent not delivered by the relevant Borrower, promptly provide to each other, for distribution to the Lenders under the applicable Credit Agreement, copies of any material notices or other communications from the Canadian Borrower or the U.S. Borrower and material information received or determinations made by them and, in particular, any designation by the Canadian Borrower of the Maximum Outstanding Amount pursuant to the Canadian Credit Agreement; any designation or removal of Oil and Gas Subsidiaries; each determination of the Borrowing Base; each determination of the amount of Borrowing Base Debt; termination or reduction of Commitments under a Credit Agreement; actions taken by a Borrower to cure a Borrowing Base Deficiency; provision of Cover; execution and delivery of Security Documents; all financial statements or other reports provided by the Canadian Borrower or the U.S. Borrower; each Engineering Report, Parent Report or Company Report delivered under a Credit Agreement; each certificate delivered pursuant to Section 9.2 of the Canadian Credit Agreement or the U.S. Credit Agreement; all calculations or material furnished by a Borrower or prepared by an Administrative Agent with respect to covenants contained in a Credit Agreement; determinations made pursuant to Section 10.4 of either Credit Agreement; notifications pursuant to Section 10.8 of either Credit Agreement; and all actions contemplated and material steps in proceedings or payments received in respect of any of the Combined Obligations following an Event of Default.





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2.4      NOTICE REQUIREMENTS

         Without restricting the obligations of the Administrative Agents underSection 2.3, each Administrative Agent agrees with the other
Administrative Agent that it will:

         a. concurrently with the delivery thereof to a Borrower, give the other Administrative Agent a copy of any written notice of any Default or Event of Default or any intention to exercise remedies available under the applicable Credit Agreement with respect thereto;

         b. in the case of TCB, concurrently with the delivery thereof to the U.S. Borrower, give Chemical a copy of any written notice of a Borrowing Base Deficiency;

         c. promptly after receipt thereof from a Borrower, give the other Administrative Agent a copy of any written notice received from a Borrower under Section 9.11 of its Credit Agreement;

         d. give the other Administrative Agent prompt written notice of any declaration of Acceleration or determination that Acceleration has occurred under its Credit Agreement or that all or any portion of the Commitments under its Credit Agreement are terminated;

         e. give the other Administrative Agent prompt written notice of the commencement of any legal actions or proceedings taken by it against a Borrower by reason of or arising out of any Default or Event of Default;

         f. in the case of TCB, give Chemical prompt written notice of any determination or redetermination of the Borrowing Base (if any) under the U.S. Credit Agreement; and

         g. in the case of Chemical, give TCB prompt written notice of any change in the Maximum Outstanding Amount under the Canadian Credit Agreement.

2.5      PERMITTED ACTION BY THE LENDERS

         Notwithstanding any other provision of this Agreement, either Administrative Agent or (subject to the terms of the relevant Credit Agreement) any Lender may, without instruction from the Administrative Agent or Lenders under the other Credit Agreement (but in no event shall be required to), take action permitted by applicable law to preserve its rights and security including but not limited to curing any default or alleged default under any contract entered into by the relevant Borrower, paying any tax, fee or expense on behalf of the relevant Borrower and paying insurance premiums on behalf of the relevant Borrower.





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2.6      CO-OPERATION

         Each Administrative Agent (and, where applicable, the Lenders under the respective Credit Agreements) agrees with the other Administrative Agent (and, where applicable, the Lenders under the other Credit Agreement) that:

         a. to the extent available, it will from time to time promptly provide such information to the other Administrative Agent as may be reasonably necessary to enable the other Administrative Agent to make any calculation referred to in or necessary to implement Section 3 or otherwise reasonably required by the other Administrative Agent for any other purpose hereof;

         b. to the extent reasonably possible, it will from time to time consult with the other Administrative Agent in good faith regarding the enforcement of its and each of the Lender's rights and remedies under its Credit Agreement with a view to recovering amounts due under the Credit Agreements in an effective and cost-efficient manner;

         c. if, after an Event of Default, it gains access to a Borrower's property, assets, financial information or data bases pursuant to the exercise of its secured rights, it will provide reasonable access to the other Administrative Agent to the extent it may legally do so; and

         d. each Lender will promptly notify its Administrative Agent in writing of the receipt by such Lender of any Reallocable Payment and the applicable Administrative Agent will promptly notify the other Administrative Agent of such receipt.

2.7      ENFORCEMENT

         From and after Acceleration:

         a. where reasonably practicable in the circumstances and in any event prior to the appointment of a receiver or receiver-manager or filing a bankruptcy petition in respect of its Borrower, the Administrative Agent proposing to do so (the "Enforcing Lender") agrees to consult and cooperate with the other Administrative Agent in good faith regarding the enforcement of its and each of its Lenders' rights with a view to recovering amounts due under the Credit Agreements in an efficient and cost-efficient manner;

         b. any receiver or receiver-manager or bankruptcy trustee or custodian appointed by an Enforcing Lender must be an insolvency firm of national standing in Canada and the United States of America (and, where applicable, each Enforcing Lender





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                 agrees that it will request any applicable court to similarly appoint an insolvency firm of national standing in Canada and the United States of America); and

         c. if a receiver or receiver-manager is appointed pursuant to clause b. above, the Lenders under each of the Credit Agreements shall cause to be provided any reasonable indemnity which may be necessary for such receiver or receiver-manager or trustee, to the extent of their respective Operative Sharing Percentages in respect to the obligations to which the indemnity relates.

SECTION 3:       PARI PASSU SHARING

3.1      OVERALL INTENT

         It is the intention of the Lenders that, following the occurrence of any Borrowing Base Deficiency or the Reference Date, they shall share in any required payments or Security Documents delivered by the U.S. Borrower or the Canadian Borrower to cure such Borrowing Base Deficiency and in any Reallocable Payments received following the Reference Date pro rata to their respective proportions of the Combined Outstandings.

3.2      PAYMENTS TO CURE BORROWING BASE DEFICIENCY

         Upon the delivery of a notice of Borrowing Base Deficiency to the U.S. Borrower under Section 3.2(b)(2) of the U.S. Credit Agreement, the Administrative Agents shall determine the Sharing Percentages of the Canadian Lenders and the U.S. Lenders at the time of such notice. The U.S. Borrower and the Canadian Borrower agree that any payments required to cure such Borrowing Base Deficiency shall be made by the U.S. Borrower to the U.S. Lenders and by the Canadian Borrower to the Canadian Lenders (with the Maximum Outstanding Amount--as such term is defined in the Canadian Credit Agreement--to be reduced by the amount of such payments by the Canadian Borrower) in accordance with their respective Sharing Percentages as so determined. For this purpose, if any such payment is made in Canadian Dollars under the Canadian Credit Agreement, the Equivalent U.S. Dollar Amount thereof shall be considered to have been made. For purposes of this Section 3.2, the Sharing Percentages of the Lenders shall be recalculated as of each January 1, April 1, June 1 and September 1 using the Combined Outstandings at the time of the applicable notice of Borrowing Base Deficiency but using the then current Equivalent U.S. Dollar Amount with respect to any of such Combined Outstandings denominated in Canadian Dollars.

3.3      EQUALIZATION FOLLOWING THE OCCURRENCE OF THE REFERENCE DATE

         a. As of the Reference Date, the Operative Sharing Percentages of the respective Lenders shall be determined.

         b. Upon any receipt by any Administrative Agent (or by the Paying Agent under the





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                 Canadian Credit Agreement) of any Reallocable Payments (after giving effect to application of such receipts), the Post Default Proportions of the U.S. Lenders and the Canadian Lenders shall be determined.

         c. If the Post Default Proportion of the U.S. Lenders and the Post Default Proportion of the Canadian Lenders calculated pursuant to Section 3.3.b above are not equal to their respective Operative Sharing Percentages, then the Lenders whose Post Default Proportion is less than their Operative Sharing Percentages shall firstly, repurchase participations previously sold by them to other Lenders (such participation interests to be allocated pro rata among the sellers in accordance with their respective Operative Sharing Percentages) and then purchase participations in the U.S. Credit Outstandings or the Canadian Credit Outstandings, as the case may be (such participation interests to be allocated pro rata among the sellers in accordance with their respective Operative Sharing Percentages), in U.S. Dollars on a non-recourse basis so that, after such payment by the purchasing Lenders and receipt thereof by the selling Lenders, their respective Post Default Proportions shall equal their Operative Sharing Percentages; provided, however, that if after any amount is paid under this Section 3.3.c. a Borrower or any trustee, liquidator, receiver or receiver-manager or Person with analogous powers recovers any amount from any Lenders ("Disgorging Lenders") in respect of any amount theretofore applied to the U.S. Credit Outstandings or the Canadian Credit Outstandings, then such amount (including any interest paid by the Lenders) shall be treated for all purposes:

                 i. as between the relevant Borrower and the Disgorging Lenders; and

                 ii. as between the Disgorging Lenders and the other Lenders (the "Non-Disgorging Lenders"),

                 to be outstanding as U.S. Credit Outstandings or Canadian Credit Outstandings (as applicable), in which case the Post Default Proportions shall thereupon be adjusted and this
                 Section 3.3.c. again applied.

         d. Notwithstanding anything contained in this Agreement or the Credit Agreements, the purchase of participations in the Canadian Credit Outstandings hereunder by the U.S. Lenders and the acquisition of an undivided interest in any property by the U.S. Lenders from any Canadian Lender or the Canadian Agent or the Paying Agent, as the case may be, pursuant to
                 Section 6.12 hereof shall not constitute an acquisition by the U.S. Lenders of any beneficial interest in the Canadian Credit Agreement or any amount owing thereunder but shall constitute risk sharing payments among the Canadian Lenders and the U.S. Lenders and the beneficial interest in the Canadian Credit Agreement and all amounts owing thereunder shall at all times remain with the Canadian Lenders.





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3.4      INFORMATION

         From time to time following the occurrence of an Acceleration, each Lender shall promptly provide its Administrative Agent with all necessary information to enable the Administrative Agent to calculate Canadian Credit Outstandings or U.S. Credit Outstandings, Operative Sharing Percentages and Post Default Proportions of the Lenders, including any payments received.

3.5      PARAMOUNTCY OF PRO RATA TREATMENT

         The arrangements contemplated by this Agreement shall apply notwithstanding the time of any Event of Default or any Acceleration under a Credit Agreement or demand under a Guaranty; the date of execution, delivery, attachment, perfection or registration of any Security Document (or lack of any thereof); the priority of any Security Document; the date of advance of any funds; the date of creation, perfection or determination of any charges or security interests; the date of appointment of any receiver or receiver-manager or bankruptcy trustee or of taking any other enforcement proceedings; the date of obtaining any judgment; the date of notification in respect of any account receivable; any provision of applicable law or requirement of any Governmental Authority; any defence, claim or any right not provided under this Agreement; or the terms of any agreement between any Lender and/or a Borrower under any other document or instrument between or among such parties, whether or not bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.

SECTION 4:       RIGHTS OF LENDERS

4.1      RIGHTS OF LENDERS

         Subject to the terms of this Agreement, each Administrative Agent and Lender shall be entitled to:

         a. deal with its Borrower and with others in connection with its Credit Agreement, give notices to and accept notices from its Borrower thereunder and administer its Credit Agreement free from interference by any other Lender;

         b. enforce the provisions of its Credit Agreement and Loan Documents referred to therein to which it is a party, including suing for enforcement of the representations, covenants and payment obligations therein contained, whether or not it accelerates the maturity of any payment obligations;

         c. demand repayment or accelerate the maturity of any payment obligation under the Credit Agreement to which it is a party;

         d. amend or otherwise modify the Credit Agreement to which it is a party;





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         e.      accept new security for the obligations of its Borrower under its Credit Agreement;

         f. provide any releases of its Security Documents in connection with a disposition of collateral by its Borrower; or

         g. consent to any plan of arrangement or plan of reorganization involving its Borrower under any bankruptcy or insolvency law.

SECTION 5:       ASSIGNMENT

5.1      ASSIGNEES

         No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by a Lender of all or part of its right, title or interest under its Credit Agreement; provided that, unless the assignee becomes a Lender for purposes hereof in accordance with Section 13.5 of the Credit Agreements, the assigning Lender shall remain responsible for performance of this Agreement with respect to the interest assigned, all as more fully set forth herein. All participations purchased or sold pursuant to the terms hereof shall be consummated in accordance with the terms of Section
13.5 of the applicable Credit Agreement.

SECTION 6:       MISCELLANEOUS

6.1      NO PARTNERSHIP OR JOINT VENTURE

         Nothing contained in this Agreement, and no action taken by the Administrative Agents or the Lenders (or any of them) pursuant hereto, is intended to constitute or shall be deemed to constitute the Administrative Agents or the Lenders a partnership, association, joint venture or other entity.

6.2      NOTICES

         All notices, requests and other communications to any party hereunder shall be given in accordance withSection 13.2 of the applicable Credit Agreement.

6.3      AMENDMENTS AND WAIVERS

         Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Combined Majority Lenders; provided, however, that:

         (i)     the provisions of Section 3 of this Agreement and of this
                 Section 6.3 may only be amended with the unanimous written consent of all of the Lenders;





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         (ii)    the provisions hereof relating to "Requesting Banks" or to
                 "Combined Requesting Banks" may only be amended with the unanimous written consent of the Combined Requesting Lenders; and

         (iii) the provisions hereof relating to "Super Majority Banks" or to "Combined Super Majority Banks" may only be amended with the unanimous written consent of the Combined Super Majority Lenders.

6.4      CURRENCY AND PAYMENT MATTERS

         All payments hereunder shall be made in immediately available funds in United States Dollars. All payments to any Lender hereunder shall be made to it, to the extent practicable, in accordance with the provisions of the relevant Credit Agreement.

6.5      COUNTERPARTS; EFFECTIVENESS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatories thereto and hereto were upon the same instrument. This Agreement shall become effective when:

         a. executed by each of the parties listed on the signature pages hereof; and

         b. the first advance under the Canadian Credit Agreement shall have been made.

6.6      BENEFITS

         This Agreement is solely for the benefit of and shall be binding upon the Lenders and their successors or assigns, and neither the Borrowers nor any other third party shall have any right, benefit, priority or interest under or by reason of this Agreement.

6.7      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS FOR PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THAT MAY BE BROUGHT OR INSTITUTED AGAINST IT.





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
6.8      ENTIRE AGREEMENT

         This Agreement supersedes any conflicting provisions in any other agreements or instruments to which the Lenders are parties, with respect to the rights, duties and obligations of the Lenders to each other.

6.9      TIME OF THE ESSENCE

         Time is of the essence of this Agreement.

6.10     SEVERABILITY

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.11 ADMINISTRATIVE AGENTS AND PAYING AGENT ENTITLED TO BENEFITS OF SECTION 12 OF CREDIT AGREEMENTS

         Each of the Administrative Agents, and the Paying Agent under the Canadian Credit Agreement, shall be entitled to the benefits of Section 12 of its Credit Agreement and also to the benefits of Section 12 of the other Credit Agreement as if it were the named "Administrative Agent" (or a named "Agent" in the case of the Canadian Credit Agreement) under such other Credit Agreement (provided that any payment under the indemnification provisions of Section 12.5 of either Credit Agreement relating to the collection of the Combined Obligations shall be shared by all Lenders as herein provided), in connection with the performance under this Agreement.

6.12     CERTAIN MATTERS RELATING TO COLLATERAL GENERALLY

         If any collateral or security shall be taken in respect of any of the Combined Outstandings (other than Cover provided under either of the Credit Agreements and other than collateral rights in deposit accounts and other similar liquid assets held by any Lender in the normal course of business), the rights of the Lenders with regard to such collateral shall be exercised through a collateral agent to be selected by the Canadian Administrative Agent and the U.S. Administrative Agent and approved by the Combined Majority Banks. If any property shall be conveyed to the Canadian Administrative Agent (or the Paying Agent under the Canadian Credit Agreement) or the U.S. Administrative Agent or any Lender by deed-in-lieu of foreclosure or under similar arrangement for the satisfaction of any of the Combined Obligations, the property so acquired shall be appraised as of the date of acquisition, the appraised value shall be treated as a Reallocable Payment for purposes of Section 3 and the applicable Lender or Administrative





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
Agent or the Paying Agent, as the case may be, shall convey undivided interests in such property in lieu of the purchase and sale of participation interests provided for in Section 3.

6.13     JOINDER BY U.S. BORROWER, GUARANTOR AND CANADIAN BORROWER

         The U.S. Borrower, the Guarantor and the Canadian Borrower consent to the provisions of this Agreement, including without limitation the disclosure of information provided for herein, the sharing of payments provided for herein and the purchase and sale of participations in the U.S. Credit Agreement and the Canadian Credit Agreement provided for herein. The U.S. Borrower, the Guarantor and the Canadian Borrower agree to do all things and take all such actions as shall be reasonably necessary to give effect to the provisions of this Agreement. To the extent the application of the provisions hereof give rise to any liability for any withholding tax payments in connection with any payments made by the Canadian Borrower, the U.S. Borrower, the Guarantor or any other Relevant Party under either of the Credit Agreements, then (notwithstanding any provisions to the contrary set forth in either of the Credit Agreements), the Borrowers, jointly and severally, shall indemnify each of the applicable Lenders and shall hold each of the applicable Lenders harmless from and against any such liability; provided, however, that each of the Lenders (if so requested by the Borrower under its Credit Agreement through the Administrative Agent) will use good faith efforts to accommodate any reasonable request by such Borrower in order to avoid the need for, or reduce the amount of, such compensation so long as the request will not, in the sole opinion of the applicable Lender, be disadvantageous to such Bank.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof by their respective officers thereunto duly authorized.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE Section 26.02

         THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (AS DEFINED IN THE RESPECTIVE CREDIT AGREEMENTS) EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as Administrative
                              Agent under the U.S. Credit
                              Agreement and on behalf of the
                              U.S. Lenders


                              By: _____________________________________________
                                    Robert C. Mertensotto,
                                    Senior Vice President



                              CHEMICAL BANK OF CANADA, as
                              Administrative Agent under the
                              Canadian Credit Agreement and
                              on behalf of the Canadian Lenders


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

JOINDER:

SEAGULL ENERGY CORPORATION
(as Borrower under the U.S. Credit
Agreement and as a guarantor in respect
of the Canadian Credit Agreement)


By: _________________________________
         Robert M. King,
         Vice President, Corporate
         Development and Treasurer



SEAGULL ENERGY CANADA LTD.
(as Borrower under the Canadian
Credit Agreement)


By: _________________________________
         Robert M. King,
         Vice President





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